DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity # E0806802005-9
Document Number: 20050582311-07
Date Filed: 11/30/2005 10:06:52 AM
In the office of
Dean Heller
Secretary of State

Articles of Incorporation
(PURSUANT TO NRS 78)

Important: Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	COIL TUBING TECHNOLOGIES, INC.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	National Registered Agents, Inc. of NV Name 1000 East William Street, Suite 204 — Carson City — NEVADA — 89701 Street Address — City — Zip Code 1000 East William Street, Suite 204 — Carson City — 89701 Optional Mailing Address — City — State — Zip Code
3. Shares: (number of shares corporation authorized to issue)	Number of shares with par value: 305,000,000 Par value: $.001 Number of shares without par value: 0
4. Names & Addresses, of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees)	1. James Dial Name 19511 Weld Road, Suite E — Spring — Texas — 77388 Street Address — City — State — Zip Code 2. Lois Newman Name 19511 Weld Road, Suite E — Spring — Texas — 77388 Street Address — City — State — Zip Code 3. Name Street Address — City — State — Zip Code
5. Purpose: (optional-see instructions)	The purpose of this Corporation shall be:
6. Names, Address and Signature of Incorporator: (attach additional page if there is more than 1 incorporator)	PETER CAMPITIELLO Name — Signature 477 MADISON AVENUE, 14TH FLOOR — NEW YORK — NY — 10022 Address — City — State — Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. National Registered Agents, Inc. of NV — November 29, 2005 Authorized Signature of R.A. or On Behalf of R.A. Company — Date

This form must be accompanied by appropriate fees. See attached fee schedule.